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                                                                    EXHIBIT 21.1



                     LIST OF SUBSIDIARIES OF THE REGISTRANT




R.J. Tower Corporation (a Michigan corporation)

R.J. Tower Corporation (an Indiana corporation)

R.J. Tower Corporation (a Kentucky corporation)

Kalamazoo Stamping and Die Company (a Michigan corporation)

Trylon Corporation (a Michigan corporation)

Tower Automotive Delaware, Inc. (a Delaware corporation)

Tower Automotive Products Company, Inc. (a Delaware corporation)

Tower Automotive Export, Inc. (a Barbados, West Indies corporation)

Changchun Tower Golden Ring Automotive Products Company, Ltd. (a China corporation)

Tower Automotive Canada, Inc. (a Canada corporation)

Metalurgica Caterina, S.A. (a Brazil corporation)

Tower Automotive do Brasil Ltda (a Brazil corporation)

Tower Automotive Mexico, S. de R.L. de C.V. (a Mexico corporation)

Tower do Brasil Ltda (a Brazil corporation)

Tower Italia, S.r.L. (an Italy corporation)

Tower Automotive, S.r.L. (an Italy corporation)

Tower Automotive Services and Technology, Inc. (a Delaware corporation)

Oslamt, S.p.A. (an Italy corporation)

Tower Automotive International, Inc. (a Delaware corporation)

Tower Automotive Capital Trust (a Delaware corporation)

Active Tool and Manufacturing, Inc. (a Michigan corporation)

Active Products Corporation (an Indiana corporation)

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Tower Automotive International Funding, Inc. (a Michigan corporation)

Tower Automotive International Holdings, Inc. (a Michigan corporation)

Tower Automotive International, B. V. (a Dutch corporation)

Tower Automotive Europe, B. V. (a Dutch corporation)

Tower Automotive Sud, S.r.L. (an Italy corporation)

Tower Automotive Melfi, S.r.L. (an Italy corporation)

Tower Automotive India Private, Ltd. (an India corporation)

Tower Automotive Holding, GmbH (a Germany corporation)

Tower Automotive Verwaltung GmbH (a Germany corporation)

Algoods, Inc. (a Canada corporation)

Algoods USA, Inc. (a Kentucky corporation)

Tower Automotive Finance, B.V. (a Dutch corporation)

Autostamp, S.r.L. (an Italy corporation)

Tower Automotive Deutschland GmbH & Co. KG (a Germany limited partnership)

Dr. Meleghy GmbH & Co. KG (a Germany corporation)

Dr. Meleghy Umformtecknick, GmbH (a Germany corporation)

Dr. Meleghy Presswerk Zwickau GmbH (a Germany corporation)

Dr. Meleghy GmbH (a Germany corporation)

Dr. Meleghy Szerszamgyar es Presuzem, KfT (a Hungary corporation)

Dr. Meleghy Automotive Polska SP.zo.o (a Poland corporation)

Dr. Meleghy Hydroforming Verwaltung GmbH (a Germany corporation)

Dr. Meleghy Hydroforming GmbH & Co. KG (a Germany limited partnership)